                            J.P. MORGAN SERIES TRUST
                    AMENDMENT NO. 13 TO DECLARATION OF TRUST
                Thirteenth Amended and Restated Establishment and
                 Designation of Series and Classes of Shares of
                Beneficial Interest (par value $0.001 per share)
                          DATED AS OF DECEMBER 6, 2001

         Pursuant to Sections 6.9 and 9.3 of the Declaration of Trust, dated as of August 15, 1996 (the "Declaration of Trust"), of J.P. Morgan Series Trust (the "Trust"), the Trustees of the Trust hereby amend and restate the Twelfth Amended and Restated Establishment and Designation of Series appended to the Declaration of Trust to change the names of the following funds:

J.P. Morgan Tax Aware U.S. Equity Fund                     to      JPMorgan Tax Aware U.S. Equity Fund
J.P. Morgan Tax Aware Disciplined Equity Fund              to      JPMorgan Tax Aware Disciplined Equity Fund
J.P. Morgan Tax Aware Small Company Opportunities Fund     to      JPMorgan  Tax Aware Small Company Opportunities Fund
J.P. Morgan California Bond Fund                           to      JPMorgan California Bond Fund
J.P. Morgan Global 50 Fund                                 to      JPMorgan Global 50 Fund
J.P. Morgan Market Neutral Fund                            to      JPMorgan Market Neutral Fund
J.P. Morgan SmartIndex Fund                                to      JPMorgan SmartIndex Fund
J.P. Morgan Large Cap Growth Fund                          to      JPMorgan Large Cap Growth Fund
J.P. Morgan Tax Aware Enhanced Income Fund                 to      JPMorgan Tax Aware Enhanced Income Fund
J.P. Morgan Enhanced Income Fund                           to      JPMorgan Enhanced Income Fund
J.P. Morgan Global Healthcare Fund                         to      JPMorgan Global Healthcare Fund
J.P. Morgan Global Technology & Telecommunication Fund     to      JPMorgan Global Technology & Telecommunication Fund
J.P. Morgan Disciplined Equity Value Fund                  to      JPMorgan Disciplined Equity Value Fund
J.P. Morgan Global High Yield Bond Fund                    to      JPMorgan U.S. High Yield Bond Fund

     1. The Designation of Series is being amended and restated in its entirety as follows:

              JPMorgan Tax Aware U.S. Equity Fund
              JPMorgan Tax Aware Disciplined Equity Fund
              JPMorgan Tax Aware Small Company Opportunities Fund
              JPMorgan California Bond Fund
              JPMorgan Global 50 Fund
              JPMorgan Market Neutral Fund
              JPMorgan SmartIndex Fund
              JPMorgan Large Cap Growth Fund
              JPMorgan Tax Aware Enhanced Income Fund
              JPMorgan Enhanced Income Fund
              JPMorgan Global Healthcare Fund
              JPMorgan Global Technology & Telecommunication Fund
              JPMorgan Disciplined Equity Value Fund
              JPMorgan U.S. High Yield Bond Fund

         Each Fund and, as applicable, each class into which the Shares of each Fund are divided shall have the following special and relative rights:


         2. Each Fund shall be authorized to hold cash, invest in securities, instruments and other properties and use investment techniques as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933. Each Share of a Fund shall be redeemable, shall be entitled to one vote for each dollar of net asset value (or a proportionate fractional vote in respect of a fractional dollar amount) on matters on which Shares of the Fund shall be entitled to vote, shall represent a pro rata beneficial interest in the assets allocated or belonging to the Fund, and shall be entitled to receive its pro rata share of the net assets of the Fund upon liquidation of the Fund, all as provided in Section 6.9 of the Declaration of Trust. The proceeds of sales of Shares of a Fund, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to that Fund, unless otherwise required by law.

         3. Each Fund, unless otherwise noted, shall be divided into seven classes of Shares designated "Select Shares," "Institutional Shares," "Advisor Shares, " "Ultra Shares," "Class A Shares," "Class B Shares" and "Class C Shares."

         4. Shares of each class shall be entitled to all the rights and preferences accorded to Shares under the Declaration of Trust.

         5. The number of Shares of each class designated hereby shall be unlimited.

         6. Shareholders of each class shall vote separately on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to that class as provided in, Rule 18f-2, as from time to time in effect, under the Investment Company Act of 1940, as amended (the "1940 Act"), or any successor rule, and by the Declaration of Trust. Shareholders of any class may vote together with shareholders of any other class on any matter for which the interests of the classes do not materially differ, and shareholders of all classes of all Funds may vote together on Trust-wide matters.

         7. The Trust's assets and liabilities shall be allocated among the Funds and the classes thereof as set forth in Section 6.9 of the Declaration of Trust.

         8. Subject to the provisions of Section 6.9 and Article IX of the Declaration of Trust, the Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses, to change the designation of any Fund or class previously, now or hereafter created, or otherwise to change the special and relative rights of any Fund or class or any such other series of Shares or class thereof.

         IN WITNESS WHEREOF, the undersigned have executed this instrument as of the date first written above. This instrument may be executed by the Trustees on separate counterparts but shall be effective only when signed by a majority of the Trustees.



-----------------------
William J. Armstrong



-----------------------
Roland R. Eppley, Jr.



-----------------------
Ann Maynard Gray



-----------------------
Matthew Healey



-----------------------
Fergus Reid, III



-----------------------
James J. Schonbachler



-----------------------
Leonard M. Spalding


-----------------------
H. Richard Vartabedian

                                       3